UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2005

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)

Registrant’s telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 AMENDMENT TO CREDIT AGREEMENT
EX-10.2 AMENDMENT TO EMPLOYMENT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Credit Agreement

Effective as of April 1, 2005, Wright Medical Group, Inc. (the “Company”) amended the credit agreement with its lenders. The amendment modifies the credit agreement as follows:

•	The maximum aggregate principal amount of “Material Indebtedness” is increased from $5,000,000 to $20,000,000.

•	The types of investments constituting “Permitted Investments” are expanded, and the dollar limits on such investments are eliminated.

A copy of the amendment to the credit agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Amendment of Employment Agreement of Laurence Y. Fairey

Effective as of April 4, 2005, the Company amended the employment agreement with Laurence Y. Fairey, its President and Chief Executive Officer. The amendment modifies Mr. Fairey’s employment agreement in the following material ways:

•	The Company’s recent adoption of the Executive Performance Incentive Plan, which will be in effect for 2005, is reflected in the provision entitling Mr. Fairey to receive an annual performance incentive bonus.

•	More specific language has been added to the provision describing when a disability to Mr. Fairey occurs which could lead to the termination of his employment. In addition, in the event of his termination for disability, Mr. Fairey will be entitled to receive his former base salary and health and life insurance benefits for 18 months after termination.

•	In the event of his termination for “cause” (as defined in the employment agreement), Mr. Fairey may be entitled to receive his former base salary and health and life insurance benefits with respect to up to 24 months after termination, as determined by the Company in its discretion, as consideration for his covenants not to compete or interfere with the Company’s business.

•	In the event of his termination without cause, Mr. Fairey will be entitled to receive his former base salary and health and life insurance benefits with respect to between 12 and 24 months after termination, as determined by the Company in its discretion, as consideration for his covenants not to compete or interfere with the Company’s business.

•	The duration of Mr. Fairey’s covenants not to compete or interfere with the Company’s business following the termination of his employment has been made coterminous with the period with respect to which he receives post-employment pay and benefits from the Company.

•	In the event that Mr. Fairey breaches any of his covenants not to compete or interfere with the Company’s business:

•	the Company’s obligations to provide Mr. Fairey with post-employment pay and benefits following the termination of his employment and to make a “CIC payment” (see below) to him will cease;

•	Mr. Fairey will be required to pay to the Company, upon demand, 90% of any post-employment pay and benefits and any CIC payment that he has received plus interest on such amounts until they are repaid; and

•	Mr. Fairey will be required to pay to the Company, upon demand, the reasonable costs and expenses that it incurs in enforcing this provision.

•	In the event that a transaction resulting in a “change in control” (as defined in the employment agreement) of the Company occurs on or before March 31, 2007, in which the market value of the consideration received by the Company’s stockholders is less than or equal to $44.00 per share, Mr. Fairey will be entitled to receive from the Company (or the surviving entity) a “CIC payment” in an amount equal to:

•	a minimum of $3,000,000 and a maximum of $6,000,000, depending on the amount of the consideration per share received by the Company’s stockholders in the change-in-control transaction; plus

•	the sum of all taxes assessed against Mr. Fairey as a result of his receipt of the CIC payment; minus

•	the intrinsic value of Mr. Fairey’s stock options measured as the difference between the aggregate market value of the consideration received upon the exercise or deemed exercise of the stock options minus the aggregate exercise price of the stock options.

A copy of the amendment to Mr. Fairey’s employment agreement is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description
10.1	Amendment No. 5 dated March 29, 2005 (effective as of April 1, 2005), to the Credit Agreement dated as of August 1, 2001, as amended, among Wright Medical Group, Inc., Wright Medical Technology, Inc., the lenders thereunder, JPMorgan Chase Bank, N.A. (formerly named The Chase Manhattan Bank), as administrative agent and collateral agent, and the other parties thereto.
10.2	First Amendment to Employment Agreement dated April 6, 2005 (effective as of April 4, 2005), between Wright Medical Technology, Inc. and Laurence Y. Fairey.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2005

WRIGHT MEDICAL GROUP, INC.

	By:	/s/ Laurence Y. Fairey

Laurence Y. Fairey President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 5 dated March 29, 2005 (effective as of April 1, 2005), to the Credit Agreement dated as of August 1, 2001, as amended, among Wright Medical Group, Inc., Wright Medical Technology, Inc., the lenders thereunder, JPMorgan Chase Bank, N.A. (formerly named The Chase Manhattan Bank), as administrative agent and collateral agent, and the other parties thereto.
10.2	First Amendment to Employment Agreement dated April 6, 2005 (effective as of April 4, 2005), between Wright Medical Technology, Inc. and Laurence Y. Fairey.

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